Exhibit 99.1

NEWS RELEASE	For Immediate Release

Contact:	Kristen Bihary
Phone: +1-216-910-3664

ALERIS TO ALIGN ORGANIZATION STRUCTURE WITH GLOBAL GROWTH STRATEGIES

New Structure Will Provide Global Solutions to Customers in Key Market Segments

BEACHWOOD, OH – October 4, 2011 – Aleris today announced that it will align its organization structure to better support the company’s global growth strategies and the global market objectives of its customers. The new structure will take effect January 1, 2012. Two global business units will be created — Rolled & Extruded Products, and Recycling. As part of the new organization structure, the company will focus on three global market segments: aerospace & defense, automotive and heat exchanger. The new structure also will facilitate global growth in Aleris’ recycling business.

“This new structure will support our customer-driven approach to business, leverage process excellence within the company and increase the efficiency of our capital investments,” said Steven J. Demetriou, Aleris chairman and chief executive officer. “We have made good progress executing on our growth strategy, but we believe the new organization will enable a more aggressive and focused approach to our key global market segments, and better enable us to deliver new products and technologies to meet customer needs.”

Roeland Baan will become executive vice president and chief executive officer of Global Rolled & Extruded Products. Baan currently serves as executive vice president and chief executive officer, Europe and Asia. K. Alan Dick, currently executive vice president and president, Rolled Products North America, will become executive vice president and chief executive officer, Global Recycling.

Stephen S. Stone will become senior vice president & general manager, Rolled Products North America and Olli-Matti Saksi becomes senior vice president & general manager, Rolled Products Europe. Both will report to Roeland Baan. The leaders of Aleris’ global market segments will be Andreas Gondorf, vice president, Automotive; Johan Petry, vice president, Aerospace & Defense and Torsten Seifert, vice president, Heat Exchanger. These three global market segment leaders also will report to Roeland Baan.

Terrance J. Hogan and Roland Leder will report to Alan Dick, and will be senior vice president & general manager, Recycling & Specification Alloys Americas, and vice president & general manager, Recycling Europe, respectively.

No job losses are expected as a result of this change.

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About Aleris

Aleris is a privately-held, global leader in aluminum rolled products and extrusions, aluminum recycling and specification alloy production. Headquartered in Beachwood, Ohio, the company operates more than 40 production facilities in North America, Europe and Asia. For more information, visit www.aleris.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,” “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements about future costs and prices of commodities, production volumes, industry trends, demand for our products and services, anticipated cost savings, anticipated benefits from new products or facilities, and projected results of operations. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the cyclical nature of the aluminum industry, our end-use segments and our customers’ industries; (3) our ability to fulfill substantial capital investment requirements; (4) variability in general economic conditions on a global or regional basis; (5) our ability to enter into effective aluminum, natural gas and other commodity derivatives or arrangements with customers to effectively manage our exposure to commodity price fluctuations and changes in the pricing of metals; (6) increases in the cost of raw materials and energy; (7) the loss of order volumes from or the retention of our major customers; (8) our ability to generate sufficient cash flows to fund capital expenditure requirements and debt service obligations; (9) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in our industry segments; (10) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (11) liabilities under and costs of compliance with environmental, labor, health and safety laws; and (12) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

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